UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2011

ZOGENIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34962	20-5300780
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12671 High Bluff Drive, Suite 200, San Diego, CA	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 259-1165

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Compensatory Arrangements of Certain Officers.

1. Base Salaries for Executive Officers. On March 1, 2011, the Compensation Committee of the Board of Directors (the “Committee”) of Zogenix, Inc. (the “Company”) established the base salaries to be paid to the executive officers listed below (the “Named Executive Officers”), effective April 1, 2011. In determining individual salaries, the Committee considers various factors, including an individual’s qualifications and relevant experience, the scope of the executive’s job responsibilities, individual contributions and performance, and the compensation levels of executives at similar companies, subject to the requirements of any employment agreement to which an executive officer is a party. The new base salaries for the Named Executive Officers are as follows:

Name	Title	Base Salary

Roger L. Hawley	Chief Executive Officer	$435,000

Stephen J. Farr	President and Chief Operating Officer	$350,000

Ann D. Rhoads	Executive Vice President, Chief Financial Officer, Treasurer and Secretary	$335,000

Cynthia Y. Robinson	Chief Development Officer	$280,000

2. Bonuses Payable to Executive Officers for the 2010 Fiscal Year. On March 1, 2011, the Committee approved cash bonus payments for the 2010 fiscal year to be paid to the executive officers listed in the table below.

The bonuses to be paid to the Named Executive Officers are as follows:

Name	Title	Amount of Bonus

Roger L. Hawley	Chief Executive Officer	$120,750

Stephen J. Farr	President and Chief Operating Officer	$88,311

Ann D. Rhoads	Executive Vice President, Chief Financial Officer, Treasurer and Secretary	$84,094

Cynthia Y. Robinson	Chief Development Officer	$54,740

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOGENIX, INC.

Date: March 4, 2011

	By:	/s/ Ann D. Rhoads
Name: Ann D. Rhoads
Title: Executive Vice President, Chief Financial Officer, Treasurer and Secretary